Company Contact: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com	Exhibit 99.1

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES ANOTHER QUARTER OF IMPROVED EARNINGS

AND CONTINUATION OF CASH DIVIDEND

TOMS RIVER, NEW JERSEY, October 23, 2008…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share increased to $.32 for the quarter ended September 30, 2008 as compared to $.27 for the corresponding prior year period. For the nine months ended September 30, 2008 diluted earnings per share increased to $.96 as compared to a loss per share of $.18 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share - covering the three month period ended September 30, 2008 - to be paid on November 14, 2008, to shareholders of record on October 31, 2008.

Discussing the results, CEO John R. Garbarino reflected on the improvement in earnings over the prior year. “Our net interest margin significantly expanded to 3.30% from 2.76% in the prior year quarter as decreases in short-term interest rates benefited the Bank’s core operations. In the face of a difficult economic environment our asset quality remains strong as non-performing assets actually decreased from the prior quarter by $2.4 million. We are also pleased to announce the payment of our forty-seventh consecutive quarterly cash dividend, unchanged from prior quarters.”

Commenting on capital, he continued, “The strength of our quarterly earnings at the Bank, coupled with controls on our balance sheet growth, have helped stabilize our capital position. Additionally, as a healthy and well-capitalized institution we are acutely aware of the potential opportunities which may be available to us under the Treasury’s Troubled Assets Relief Program (TARP). We are continuing to evaluate these as important new information is released on the program”.

Results of Operations

Net interest income for the three and nine months ended September 30, 2008 increased to $14.6 million and $43.1 million, respectively as compared to $12.8 million and $39.9 million, respectively, in the same prior year periods, reflecting a higher net interest margin partly offset by lower levels of interest-earning assets. The net interest margin increased to 3.30% and 3.20%, respectively, for the three and nine months ended September 30, 2008 from 2.76% and 2.78%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.69% and 5.82%, respectively, as compared to 6.07% for both of the same prior year periods. The cost of interest-bearing liabilities decreased to 2.63% and 2.87%, respectively, for the three and nine months ended September 30, 2008, as compared to 3.61% and 3.59%, respectively, in the same prior year periods. Average interest-earning assets decreased by $85.5 million and $116.4 million, respectively, for the three and nine months ended September 30, 2008 as compared to the same prior year periods. The decrease was concentrated in average loans receivable which declined $60.0 million and $89.7 million, respectively, primarily due to the shuttering of Columbia Home Loans, LLC, (Columbia) the Company’s mortgage banking subsidiary, in the fourth quarter of 2007.

Other income decreased to $3.6 million for the three months ended September 30, 2008 as compared to $4.6 million in the same prior year period. For the nine months ended September 30, 2008 other income increased to $10.0 million as compared to a loss of $1.6 million in the same prior year period. The net gain (loss) and lower of cost or market adjustment on sales of loans and securities available for sale was a gain of $466,000 and $344,000, respectively, for the three and nine months ended September 30, 2008 as compared to a gain of $1.2 million and a loss of $11.7 million, respectively, in the same prior year periods. The net gain for the three months ended September 30, 2008 includes a realized gain of $117,000 on the sale of an investment security which was subject to an impairment charge in the second quarter of 2008. The net gain for the nine months ended September 30, 2008 includes a $902,000 loss on investment securities transactions. The net loss for the nine months ended September 30, 2007 includes a $9.4 million charge by Columbia to reduce loans held for sale to their current fair market value, a $1.3 million loss on the bulk sale of subprime loans and a $3.8 million charge to supplement the reserve for repurchased loans. The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $1.2 million at September 30, 2008. For the three months ended September 30, 2008 the Company recognized a reversal of the provision for repurchased loans of $50,000, along with charge-offs of $475,000 relating to a comprehensive settlement in lieu of a repurchase, and the repurchase of one loan. For the nine months ended September 30, 2008, the Company recognized a reversal of the provision for repurchased loans of $211,000 and charge-offs of $1.0 million relating to three loan repurchases and two comprehensive negotiated settlements in lieu of a loan repurchase. At September 30, 2008 there was one outstanding loan repurchase request, which the Company is contesting.

Operating expenses amounted to $12.3 million and $35.3 million, respectively, for the three and nine months ended September 30, 2008, as compared to $12.6 million and $41.4 million, respectively, for the corresponding prior year periods. The expense reduction is primarily due to the shuttering of Columbia in late 2007. Also, operating expenses for the nine months ended September 30, 2007 included an expense of $1.0 million representing a write-off of the previously established goodwill on the acquisition of Columbia. Operating expenses for the three and nine months ended September 30, 2008 also benefited from a reduction in retirement plan expense. Operating expenses for the three and nine months ended September 30, 2008 include costs relating to the opening of new branches in Freehold, Waretown and Bayville, New Jersey as well as continued elevated professional fees and charges related to vacant office space for Columbia.

Financial Condition

Loans receivable, net decreased by $28.6 million at September 30, 2008 as compared to December 31, 2007 partly derived from increased prepayments due to refinancings and the Bank’s ongoing strategy to sell newly originated longer-term 1-4 family fixed-rate loans. At September 30, 2008, the Company was holding subprime loans with a gross principal balance of $5.6 million and a carrying value, net of reserves and lower of cost or market adjustment of $3.5 million. Deposits increased to $1,315.7 million at September 30, 2008 from $1,283.8 million at December 31, 2007. Core deposits, defined as all deposits excluding time deposits, increased $105.9 million partly offset by a $74.0 million decrease in certificates of deposit as the Bank continued to moderate its pricing for this product. Total Federal Home Loan Bank borrowings decreased to $323.5 million at September 30, 2008 from $405.0 million at December 31, 2007, primarily due to the reduction in loans receivable, net and the increase in deposits.

Asset Quality

The Company’s non-performing loans totaled $12.5 million at September 30, 2008, an increase from $8.7 million at December 31, 2007. The increase is partly related to one commercial loan relationship totaling $1.9 million which became non-performing during 2008. The loan relationship is well-secured by adequate commercial real estate collateral. Additionally, non-performing 1-4 family loans increased $1.7 million. Non-performing loans at September 30, 2008 include $1.4 million of loans repurchased due to early payment default that were written down to market value on the date of repurchase and $3.8 million of loans previously held for sale that were also written down to market value. For the nine months ended September 30, 2008, the Company realized net loan charge-offs of $425,000.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, October 24, 2008 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877)660-6853, Account #286, Conference ID#298825, from one hour after the end of the call until midnight on October 31, 2008.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2008	December 31, 2007	September 30, 2007
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$26,730	$27,547	$29,456
Investment securities available for sale	45,309	57,625	58,133
Federal Home Loan Bank of New York stock, at cost	19,130	22,941	22,040
Mortgage-backed securities available for sale	43,487	54,137	58,285
Loans receivable, net	1,647,317	1,675,919	1,678,937
Mortgage loans held for sale	4,161	6,072	3,244
Interest and dividends receivable	6,896	6,915	8,357
Real estate owned, net	654	438	433
Premises and equipment, net	20,988	17,882	17,372
Servicing asset	7,658	8,940	9,340
Bank Owned Life Insurance	39,387	38,430	38,087
Other assets	14,541	10,653	13,146

Total assets	$1,876,258	$1,927,499	$1,936,830

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,315,748	$1,283,790	$1,310,941
Securities sold under agreements to repurchase with retail customers	67,682	69,807	69,742
Securities sold under agreements to repurchase with the Federal Home Loan Bank	—	12,000	13,000
Federal Home Loan Bank advances	323,500	393,000	371,500
Other borrowings	27,500	27,500	27,500
Advances by borrowers for taxes and insurance	8,088	7,588	8,247
Other liabilities	9,695	9,508	12,329

Total liabilities	1,752,213	1,803,193	1,813,259

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,364,573, 12,346,465, and 12,341,915 shares outstanding at September 30, 2008, December 31, 2007 and September 30, 2007, respectively	272	272	272
Additional paid-in capital	204,040	203,532	203,237
Retained earnings	159,107	154,929	154,317
Accumulated other comprehensive loss	(8,710)	(3,211)	(2,704)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(5,141)	(5,360)	(5,612)
Treasury stock, 14,812,799, 14,830,907 and 14,835,457 shares at September 30, 2008, December 31, 2007 and September 30, 2007, respectively	(225,523)	(225,856)	(225,939)
Common stock acquired by Deferred Compensation Plan	982	1,307	1,406
Deferred Compensation Plan Liability	(982)	(1,307)	(1,406)

Total stockholders’ equity	124,045	124,306	123,571

Total liabilities and stockholders’ equity	$1,876,258	$1,927,499	$1,936,830

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Interest income:
Loans	$23,821	$25,945	$72,926	$79,528
Mortgage-backed securities	525	688	1,710	2,127
Investment securities and other	888	1,590	3,787	5,494

Total interest income	25,234	28,223	78,423	87,149

Interest expense:
Deposits	6,256	9,326	20,827	27,778
Borrowed funds	4,348	6,066	14,469	19,431

Total interest expense	10,604	15,392	35,296	47,209

Net interest income	14,630	12,831	43,127	39,940

Provision for loan losses	400	75	1,175	525

Net interest income after provision for loan losses	14,230	12,756	41,952	39,415

Other income (loss):
Loan servicing income	121	126	293	356
Fees and service charges	2,625	2,942	8,292	8,724
Net gain (loss) and lower of cost or market adjustment on sales of loans and securities available for sale	466	1,156	344	(11,676)
Net income from other real estate operations	79	8	97	27
Income from Bank Owned Life Insurance	314	324	957	942
Other	2	6	13	41

Total other income (loss)	3,607	4,562	9,996	(1,586)

Operating expenses:
Compensation and employee benefits	6,166	6,755	17,907	22,227
Occupancy	1,548	1,569	3,943	4,028
Equipment	468	543	1,433	1,631
Marketing	452	359	1,298	1,046
Federal deposit insurance	301	168	952	444
Data processing	779	859	2,375	2,625
General and administrative	2,549	2,357	7,357	8,430
Goodwill impairment	—	—	—	1,014

Total operating expenses	12,263	12,610	35,265	41,445

Income (loss) before provision (benefit) for income taxes	5,574	4,708	16,683	(3,616)
Provision (benefit) for income taxes	1,852	1,582	5,420	(1,597)

Net income (loss)	$3,722	$3,126	$11,263	$(2,019)

Basic earnings (loss) per share	$0.32	$0.27	$0.97	$(0.18)

Diluted earnings (loss) per share	$0.32	$0.27	$0.96	$(0.18)

Average basic shares outstanding	11,678	11,561	11,661	11,522

Average diluted shares outstanding	11,751	11,643	11,722	11,522

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At September 30, 2008	At December 31, 2007	At September 30, 2007
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	6.61%	6.45%	6.38%
Common shares outstanding (in thousands)	12,365	12,346	12,342
Stockholders’ equity per common share	$10.03	$10.07	$10.01
Tangible stockholders’ equity per common share	10.03	10.07	10.01

ASSET QUALITY
Allowance for loan losses	$11,218	$10,468	$10,687
Non-performing loans	12,484	8,741	9,162
Non-performing assets	13,138	9,179	9,595
Allowance for loan losses as a percent of total loans receivable	0.68%	0.62%	0.63%
Allowance for loan losses as a percent of non-performing loans	89.86	119.76	116.64
Non-performing loans as a percent of total loans receivable	0.75	0.52	0.54
Non-performing assets as a percent of total assets	0.70	0.48	0.50

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.80%	0.64%	0.79%	(0.13)%
Return on average stockholders’ equity	12.04	10.19	12.18	(2.14)
Interest rate spread	3.06	2.46	2.95	2.48
Interest rate margin	3.30	2.76	3.20	2.78
Operating expenses to average assets	2.63	2.57	2.49	2.74
Efficiency ratio	67.24	72.50	66.38	108.06

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At September 30, 2008	At December 31, 2007
Real estate:
One- to-four family	$1,052,411	$1,084,687
Commercial real estate, multi-family and land	328,711	326,707
Construction	7,889	10,816
Consumer	215,291	213,282
Commercial	55,982	54,279

Total loans	1,660,284	1,689,771

Loans in process	(2,795)	(2,452)
Deferred origination costs, net	5,207	5,140
Allowance for loan losses	(11,218)	(10,468)

Total loans, net	1,651,478	1,681,991

Less: mortgage loans held for sale	4,161	6,072

Loans receivable, net	$1,647,317	$1,675,919

Mortgage loans serviced for others	$986,939	$1,026,070
Loan pipeline	75,650	74,808

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Loan originations	$102,080	$123,677	$292,096	$570,236
Loans sold	19,395	63,991	78,493	359,802
Net charge-offs	101	7	425	76

DEPOSITS

	At September 30, 2008	At December 31, 2007
Type of Account

Non-interest-bearing	$111,604	$103,656
Interest-bearing checking	534,835	454,666
Money market deposit	83,563	84,287
Savings	205,636	187,095
Time deposits	380,110	454,086

	$1,315,748	$1,283,790

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
	2008			2007
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$13,123	$43	1.31%	$17,191	$217	5.05%
Investment securities (1)	60,379	524	3.47	62,836	895	5.70
FHLB stock	19,019	321	6.75	22,432	478	8.52
Mortgage-backed securities (1)	44,984	525	4.67	60,539	688	4.55
Loans receivable, net (2)	1,636,707	23,821	5.82	1,696,679	25,945	6.12

Total interest-earning assets	1,774,212	25,234	5.69	1,859,677	28,223	6.07

Non-interest-earning assets	91,203			102,284

Total assets	$1,865,415			$1,961,961

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$799,671	3,299	1.65	$727,233	3,837	2.11
Time deposits	392,893	2,957	3.01	488,688	5,489	4.49

Total	1,192,564	6,256	2.10	1,215,921	9,326	3.07
Borrowed funds	417,873	4,348	4.16	489,662	6,066	4.96

Total interest-bearing liabilities	1,610,437	10,604	2.63	1,705,583	15,392	3.61

Non-interest-bearing deposits	113,303			116,895
Non-interest-bearing liabilities	18,050			16,834

Total liabilities	1,741,790			1,839,312
Stockholders’ equity	123,625			122,649

Total liabilities and stockholders’ equity	$1,865,415			$1,961,961

Net interest income		$14,630			$12,831

Net interest rate spread (3)			3.06%			2.46%

Net interest margin (4)			3.30%			2.76%

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2008			2007
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$11,949	$185	2.06%	$11,212	$430	5.11%
Investment securities (1)	62,074	2,374	5.10	69,980	3,661	6.98
FHLB stock	20,280	1,228	8.07	24,575	1,403	7.61
Mortgage-backed securities (1)	48,650	1,710	4.69	63,912	2,127	4.44
Loans receivable, net (2)	1,653,794	72,926	5.88	1,743,488	79,528	6.08

Total interest-earning assets	1,796,747	78,423	5.82	1,913,167	87,149	6.07

Non-interest-earning assets	93,887			101,345

Total assets	$1,890,634			$2,014,512

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$772,577	9,643	1.66	$723,194	11,116	2.05
Time deposits	419,712	11,184	3.55	501,697	16,662	4.43

Total	1,192,289	20,827	2.33	1,224,891	27,778	3.02
Borrowed funds	447,750	14,469	4.31	529,584	19,431	4.89

Total interest-bearing liabilities	1,640,039	35,296	2.87	1,754,475	47,209	3.59

Non-interest-bearing deposits	110,157			115,299
Non-interest-bearing liabilities	17,121			19,153

Total liabilities	1,767,317			1,888,927
Stockholders’ equity	123,317			125,585

Total liabilities and stockholders’ equity	$1,890,634			$2,014,512

Net interest income		$43,127			$39,940

Net interest rate spread (3)			2.95%			2.48%

Net interest margin (4)			3.20%			2.78%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.